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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 6, 1998 (except with respect to the items referred to in Note 15, as to which the date is November 6, 1998) included in the Company's Registration Statement on Form S-1 (Registration No. 333-61515) and to all references to our Firm included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Los Angeles, California
November 10, 1998